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                                                                     EXHIBIT 5.1

                            LITTON INDUSTRIES, INC.

                               December 15, 1999

Litton Industries, Inc.
21240 Burbank Boulevard
Woodland Hills, California 91367

          RE: REGISTRATION STATEMENT ON FORM S-4
              OF LITTON INDUSTRIES, INC.

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Litton Industries, Inc., a Delaware Corporation (the "Company") and am rendering this opinion in connection with a registration statement on Form S-4 (the "Registration Statement") of the Company being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $400,000,000 of 8% Senior Notes Due 2009 (referred to hereinafter as the "Registered Securities"), to be issued in exchange for outstanding securities of the Company.

As Senior Vice President and General Counsel of the Company, I have examined and am familiar with the Restated Certificate of Incorporation of the Company, as amended to date. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Registered Securities.

In connection with the foregoing, I, or lawyers who report to me, have examined originals, or copies certified or otherwise identified to either my or their satisfaction, of such documents, corporate records and other instruments as I, or they, have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that the Registered Securities, when duly executed, authenticated and delivered upon exchange as referred to above, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Exchange Notes" in the Prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ JOHN E. PRESTON
                                          --------------------------------------
                                          John E. Preston
                                          Senior Vice President and General
                                          Counsel